Exhibit 99.1

Loan Agreement

As of May 28, 2003

Between

BORROWER TREK RESOURCES, INC. 955 One Energy Square 4925 Greenville Avenue Dallas, Texas 75206	LENDER WELLS FARGO BANK TEXAS, NATIONAL ASSOCIATION 1445 Ross Avenue, Suite 2360 Dallas, Texas 75202

          In consideration of the creation of the revolving facility described below and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, Lender and Borrower agree as follows:

SECTION 1. DEFINITIONS

1.1 Certain Definitions. In addition to any other terms defined herein, the following terms shall have the meanings set forth with respect thereto:

"Acceptable Hedging Agreement" means a Hedging Agreement meeting all of the following criteria:

          (a)     the quantity of hydrocarbons owned by Borrower subject to Hedging Agreements shall not be greater than 75% of the monthly production of all of Borrower's proved and producing oil and gas properties, including the Mortgaged Properties, forecast in Lender's most recent engineering evaluation for the period covered by the Hedging Agreement;

(b) the "strike prices" under the Hedging Agreement shall not be less than the lowest prices utilized in Lender's most recent base case evaluation of the Mortgaged Properties as reported to Borrower;

(c) the Hedging Agreement must have a maturity of twenty-four (24) months or less;

(d) Lender must have given its written consent to the counterparties under the Hedging Agreement, unless the counterparties are affiliates of Lender; and

(d) Lender shall have received first and prior perfected security interests pursuant to security agreements in form and substance satisfactory to Lender in and to the Hedging Agreement.

"Affidavit of Payment of Trade Bills": See Section 5.3.

"Agreement" means this Loan Agreement and all subsequent modifications and amendments hereto.

"Borrowing Base": See Section 3.1.

"Borrowing Request": See Section 2.

           "Business Day" means a weekday, Monday through Friday, except a legal holiday or a day on which banking institutions in Dallas, Texas are authorized or required by law to be closed. Unless otherwise provided, the term "days" when used herein shall mean calendar days.

           "Commitment" means the obligation of Lender, subject to the terms and conditions of this Agreement to make Loans which shall not exceed at any one time outstanding the lesser of (a) $25,000,000, or (b) the Borrowing Base.

           "Compass Note" means that certain promissory note made by Borrower payable to the order of Compass Bank in the original principal amount of $25,000,000 dated as of February 12, 2001, and all renewals, extensions, modifications and amendments thereto, and substitutions therefor.

"Compass Mortgages" means those mortgages, deeds of trust and financing statements which are listed on Schedules I, II and III to the Note/Lien Assignment Agreement.

           "Contested in Good Faith" means, as to any payment, tax, assessment, charge, levy, lien, encumbrance or claim, contesting the amount, applicability or validity thereof in good faith by appropriate proceedings or other appropriate actions promptly initiated and diligently conducted in a manner satisfactory to Lender, provided (a) a deposit of funds or other security satisfactory to Lender in the full amount of such contested payment, tax, assessment, charge, levy, lien, encumbrance or claim has been provided for in a manner satisfactory to Lender, and (b) the enforcement of the contested payment, tax, assessment, charge, levy, lien, encumbrance or claim is stayed in a manner satisfactory to Lender pending the resolution of such contest.

"Determination Date": See Section 3.2.

           "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder, as in effect as of the date hereof and any subsequent provisions which are amendatory thereof, supplemental thereto or substituted therefor. In addition, the terms "Commonly Controlled Entity," "Multiemployer Plan," "PBGC," "Plan," "Prohibited Transaction," and "Reportable Event" have the same meanings as provided therefor in ERISA.

"Event of Default": See Section 10.

"Funding Date": See Section 6.

           "GAAP" means generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes approved by Borrower's independent public accountant) with the most recent financial statements of Borrower delivered to Lender.

           "Hazardous Materials" include all materials defined as hazardous materials or substances under any local, state or federal environmental laws, rules or regulations, and petroleum, petroleum products, oil and asbestos.

           "Hedging Agreement" means any transaction (including an agreement with respect thereto) now existing or hereafter entered into which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, forward transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

"Letter of Credit": See Section 2.6.

"Loan": See Section 2.1.

           "Loan Documents" means the Note/Lien Assignment Agreement, this Agreement, the Note, the Oil and Gas Mortgages, the UCC-1 financing statements, the Property Certificate(s), the Title Indemnity Agreement, the Reconciliation Schedule, the Affidavit of Payment of Trade Bills, the Officer's Certificate, the Notice of Final Agreement, and all other documents, instruments, guarantees, security agreements, deeds of trust, pledge agreements, certificates and agreements executed and/or delivered by Borrower, or any guarantor or third party in connection with any Loan, together with all renewals, extensions, modifications and amendments from time to time made of any such documents.

"Loan Party" means Borrower and each other Person who is, or whose property is, directly or indirectly liable for the Obligations.

"Maturity Date" means April 30, 2006.

           "Mineral Interests" means (a) all present and future interests and estates existing under an oil and gas lease including without limitation working interests, royalties, over-riding royalties, production payments and net profits interests, (b) all present and future rights in mineral fee interests and rights therein, including without limitation, any reversionary or carried interests relating thereto, (c) all rights, titles and interests created by or arising under the terms of all present and future unitization, communitization, and pooling arrangements (and all properties covered and units created thereby) whether arising by contract or operation of law which now or hereafter include all or any part of the foregoing, and (d) all rights, remedies, powers and privileges with respect to all of the foregoing.

           "Mortgaged Properties" means all present and future Mineral Interests of Borrower in those oil and gas properties described on Schedule I and in all other properties in which Borrower hereafter grants to Lender a mortgage or lien.

           "Note" means that certain promissory note made by Borrower payable to the order of Lender in the original principal sum of $25,000,000 dated as of May 28, 2003, and all renewals, extensions, modifications and amendments thereto, and substitutions therefor.

           "Note/Lien Assignment Agreement" means that certain Note/Lien Assignment Agreement made by Compass Bank in favor of Lender dated as of May 28, 2003 pursuant to which Compass Bank has assigned to Lender the Compass Note and the Compass Mortgages following the payment in full of the Compass Note by Lender.

"Notice of Final Agreement": See Section 5.10.

"Obligations" means the obligations of Borrower:

          (a)     to pay all indebtedness arising out of this Agreement, any future advances under this Agreement, and all renewals, extensions or amendments of such indebtedness or any part thereof or any such future advances;

          (b)     to pay the principal of and interest on the Note in accordance with the terms thereof, and all renewals, extensions, modifications and amendments of such Note or any part thereof, and any future advances made pursuant thereto;

          (c)     to repay to Lender all amounts advanced by Lender hereunder or under the other Loan Documents on behalf of Borrower, including, without limitation, advances for principal or interest payments to prior secured parties, mortgagees, or lienors, or for taxes, levies, insurance, rent, repairs to or maintenance or storage of any of the collateral;

          (d)     to pay any and all other indebtedness of Borrower to Lender of every kind, nature and description, direct or indirect, primary or secondary, secured or unsecured (including overdrafts), joint or several, absolute or contingent, due or to become due, now existing or hereafter arising, regardless of how it may be evidenced, including without limitation all future advances, whether or not presently contemplated by the parties hereto;

          (e)     to pay any and all obligations, contingent or otherwise, whether now existing or hereafter arising of Borrower to Lender arising under or in connection with any Hedging Agreement which Borrower may have with Lender, or any affiliate of Lender;

(f) to perform fully all of the terms and provisions of each of the instruments constituting the Loan Documents; and

(g) to reimburse Lender, on demand, for all of Lender's expenses and costs, which the Loan Parties are obligated to pay pursuant to the terms of the Loan Documents.

"Officer's Certificate": See Section 5.9.

"Oil and Gas Mortgage": See Section 4.1.

           "Permitted Liens" mean (a) liens in favor of Lender, (b) liens for taxes, assessments or similar charges, incurred in the ordinary course of business that are not yet due and payable, (c) liens of mechanics, materialmen, warehousemen, carriers, operators and other like liens securing obligations incurred in the ordinary course of business that are not yet due and payable, (d) landlord's liens for rentals not yet due and payable, (e) royalties, overriding royalties, reversionary interests, production payments and similar burdens, (f) sales contracts or other arrangements for the sale of hydrocarbons which would not (when considered cumulatively with the matters discussed in clause (e) immediately preceding) deprive Borrower of any material right in respect of Borrower's assets or properties, (g) liens permitted by the Oil and Gas Mortgages, and (h) purchase-money mortgages, liens or security interests on any property hereafter acquired.

"Person" means a corporation, an association, a joint venture, an organization, a business, an individual or a government or political subdivision thereof or any governmental agency.

           "Plan" means, at any time, any employee benefit plan which is covered by ERISA and in respect of which Borrower or any Commonly Controlled Entity is (or, if such plan were terminated at such time, would under ERISA be deemed to be) an "employer" as defined in ERISA.

"Potential Default" means any condition, event or act, which with the giving of notice or the lapse of time, or both, will constitute an Event of Default hereunder.

"Principal Debt": See Section 2.2.

"Property Certificate": See Section 5.4.

"Reconciliation Schedule": See Section 5.6.

           "Reserve Report" means a report in form and substance satisfactory to Lender evaluating the oil and gas reserves attributable to the Mineral Interests of Borrower in all of its oil and gas properties as of a specific date and which shall, among other things, (a) identify the wells covered thereby, (b) specify such engineers' opinions with respect to the total volume of reserves (the "available reserves") of hydrocarbons (using the terms or categories "proved developed producing reserves," "proved developed nonproducing reserves" and "proved undeveloped reserves") which Borrower has advised such engineers that the Borrower has the right to produce for its own account, (c) set forth such engineers' opinions with respect to the projected future cash proceeds from the available reserves, discounted for present value at a rate acceptable to Lender, for each calendar year or portion thereof after the date of such findings and data, (d) set forth such engineers' opinions with respect to the projected future rate of production of the available reserves, (e) contain such other information as requested by Lender with respect to the projected rate of production, gross revenues, operating expenses, taxes, capital costs, net revenues and present value of future net revenues attributable to such reserves and production therefrom, and (f) contain a statement of the price and escalation parameters, procedures and assumptions upon which such determinations were based.

"Title Indemnity Agreement" see Section 5.5.

          1.2     Terms Generally. All other terms contained in this Agreement, unless the context indicates otherwise, have the same meanings as provided for by the Uniform Commercial Code as adopted in Texas to the extent the same are used or defined therein. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The word "will" shall be construed to have the same meaning and effect as the word "shall." Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), and (b) the words "herein", "hereof" and "hereunder" and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof.

          1.3     Accounting Terms. Unless specified elsewhere herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements to be delivered hereunder shall be prepared in accordance with GAAP.

1.4 Counting Days. If any time period referenced herein ends on a day other than a Business Day, such period shall be deemed to end on the next succeeding Business Day.

SECTION 2. REVOLVING CREDIT FACILITY

          2.1     The Loan. Lender agrees, subject to the terms and conditions hereof, to lend Borrower at any time and from time to time on or before the Maturity Date sums (each herein called a "Loan" and collectively the "Loans") which may be repaid and reborrowed pursuant to the terms hereof and which shall not exceed at any one time outstanding the amount of the Commitment. Whenever Borrower desires to borrow hereunder, it shall give Lender the notice required by the Note (three Business Days for a LIBOR selection, as defined in the Note, and one Business Day for the Prime selection, as defined in the Note) specifying (a) the date of the proposed borrowing, (b) the amount to be borrowed, (c) a description of the purpose for which the proceeds of the Loan will be used, (d) the interest rate option selected by Borrower, (e) the principal amount subject thereto, and (f) for each LIBOR selection, the length of the applicable Fixed Term Rate (as defined in the Note). The request shall be made by means of a Borrowing Request in the form of Exhibit A attached hereto with blanks completed in conformity herewith.

          2.2     Use of Proceeds. The proceeds of Loans may be used solely (a) to refinance existing indebtedness owed to Compass Bank, (b) to provide working capital, (c) to fund acquisition and developmental drilling expenses, (d) to fund general oil and gas business activities, and (e) in connection with the issuance of Letters of Credit described in Section 2.7 hereof.

          2.3     Promissory Note. The obligation of Borrower to repay the aggregate principal balance of all Loans hereunder outstanding at any one time (the "Principal Debt") shall be evidenced by the Note which (a) shall be payable on or before the Maturity Date for the amount of $25,000,000, or the Principal Debt then outstanding, whichever is less, (b) bear interest from the date thereof until paid in the manner provided in the Note, (c) be entitled to the benefits of this Agreement and the security provided for herein, and (d) be in such form as is acceptable to Lender. The Note is a modification, renewal, extension and replacement of the Compass Note, which Lender acquired pursuant to the Note/Lien Assignment Agreement, with the effect that $9,351,600.02, which was the outstanding principal balance of the Compass Note immediately prior to the closing of the transactions contemplated by this Agreement, has become a portion of the initial principal balance of the Note.

          2.4     Amortization. Interest on the unpaid principal balance of the Note shall be due and payable monthly as it accrues on the last day of each month commencing the last day of June, 2003, and continuing on the first day of each month thereafter. The Principal Debt then outstanding, plus accrued but unpaid interest then outstanding, plus accrued but unpaid interest to the date of payment, shall be due and payable on the Maturity Date. In addition, principal payments may be required from time to time pursuant to Section 3.5 hereof. Lender is authorized to debit Borrower's operating account on the date payment is due for all Obligations, including without limitation, all payments of principal and interest due under the Note.

          2.5     Unused Commitment Fee. Borrower agrees to pay Lender an unused commitment fee for the period commencing with the date of this Agreement to the Maturity Date, computed at the rate of one-half of one percent (0.50%) per annum on the average daily unused portion of the Commitment. The phrase "unused portion of the Commitment" as used in the preceding sentence means the difference between (a) the Commitment, and (b) the Principal Debt. The commitment fee shall be payable quarterly in arrears and calculated on the basis of a 360-day year beginning June 30, 2003, upon receipt of billing from Lender.

          2.6     Loan Origination Fee. Borrower shall pay Lender a loan origination fee of $41,250, which is payable $13,750 on the Closing Date and $27,500 on or before September 30, 2003; provided that Borrower shall have no obligation to pay the remaining $27,500 balance of the loan origination fee if on or before September 29, 2003 Borrower (i) pays all of the Obligations in full, (ii) gives Lender written notice of its election to terminate the Commitment, and (iii) requests Lender to release its lien against the Mortgaged Properties.

          2.7     Letter of Credit Subfeature. As a subfeature under the revolving credit facility created by this Agreement, Lender may from time to time up to and including seven days prior to the Maturity Date, issue Letters of Credit for the account of Borrower (each a "Letter of Credit" and collectively, the "Letters of Credit"); provided however that (a) the form and substance of each Letter of Credit shall be subject to approval by Lender in its sole discretion, and (b) the aggregate undrawn amount of all outstanding Letters of Credit shall not at any time exceed $500,000. No Letter of Credit shall have an expiration date subsequent to the Maturity Date. The undrawn amount of all Letters of Credit plus any and all amounts paid by Lender in connection with drawings under any Letter of Credit for which Lender has not been reimbursed shall be reserved under the revolving credit facility and shall not be available for Loans thereunder. Each draft paid by Lender under a Letter of Credit shall be deemed a Loan and shall be repaid in accordance with the terms of this Agreement; provided however, that if a Loan is not available for any reason whatsoever at the time any draft is paid by Lender, or, if Loans are not then available in such amount due to any limitation on borrowing set forth in this Agreement, then the full amount of such draft shall immediately be due and payable, together with interest thereon, from the date such amount is paid by Lender to the date such amount is fully repaid by Borrower, at the rate of interest applicable to Loans under the Note. In such event, Borrower agrees that Lender, at Lender's sole discretion, may debit Borrower's deposit account with Lender for the amount of such draft. Borrower shall pay Lender a commission fee for issuing each Letter of Credit (calculated separately for each Letter of Credit) in an amount equal to the greater of (i) two percent (2%) per annum on the maximum face amount of the Letter of Credit, or (ii) $500. Such commission shall be payable prior to the issuance of each Letter of Credit and thereafter on the anniversary date of such issuance while such Letter of Credit is outstanding. Borrower shall pay Lender a $250 amendment fee for the amendment of any Letter of Credit which is payable at the time of the amendment.

SECTION 3. BORROWING BASE

          3.1     Borrowing Base. The term "Borrowing Base" means, as of the date of determination thereof, an amount as determined by Lender in its discretion in accordance with then-current practices, economic and pricing parameters, and customary procedures and standards established by Lender from time to time for its petroleum industry customers including without limitation (a) an analysis of such reserve and production data with respect to the Mineral Interests of Borrower in all of its oil and gas properties, including the Mortgaged Properties, as is provided to Lender in accordance herewith, (b) an analysis of the assets, liabilities, cash flow, business, properties, prospects, management and ownership of Borrower and its affiliates, and (c) such other credit factors consistently applied as Lender customarily considers in evaluating similar oil and gas credits. The Borrowing Base shall initially be $11,000,000.

          3.2     Periodic Determinations of Borrowing Base. The Borrowing Base shall be redetermined by Lender as of March 1 and September 1 of each year (each a "Determination Date") until maturity, commencing September 1, 2003. The Borrowing Base, as redetermined, shall remain in effect until the next Determination Date, provided the Borrowing Base may be redetermined between Determination Dates in accordance with Section 3.4 hereof.

3.3 Engineering Data to be Provided Prior to Scheduled Determination Dates.

          (a)     On or before December 31 of each year for the Determination Date of March 1, Borrower shall deliver to Lender a Reserve Report prepared by an independent petroleum consulting firm acceptable to Lender and the other data specified in Section 7.1D hereof. Lender shall then determine the Borrowing Base for the six (6) month period commencing March 1.

          (b)     On or before June 30 of each year for the Determination Date of September 1, Borrower shall deliver to Lender a Reserve Report prepared by Borrower's in-house engineers and the other data specified in Section 7.1D hereof. Lender shall then determine the Borrowing Base for the next six (6) month period.

          3.4     Special Determinations of Borrowing Base. Special determinations of the Borrowing Base may be requested by Borrower not more than one (1) time between Determination Dates or by Lender at any time during the term hereof. If any special determination is requested by Borrower, it shall be accompanied by engineering data described in Section 3.3(b). If any special determination is requested by Lender, Borrower will provide Lender with the information specified in Section 3.3(b) hereof, updated from the most recent Reserve Report furnished Lender, within thirty (30) days following the request. The determination whether to increase or decrease the Borrowing Base shall then be made by Lender in its sole discretion in accordance with the standards set forth in Section 3.1 hereof. In the event of any special determination of the Borrowing Base pursuant to this Section, Lender in the exercise of its discretion may suspend the next regularly scheduled determination of the Borrowing Base.

          3.5     Borrowing Base Deficiency. If by reason of any adjustment to the Borrowing Base, the Principal Debt then outstanding exceeds the amount of the Borrowing Base, then Lender shall notify Borrower of the same, and Borrower shall within thirty (30) days following receipt of such notice elect whether to (i) prepay in full an amount which will reduce the Principal Debt to the amount of the Borrowing Base, or (ii) pay the amount necessary to reduce the Principal Debt to the Borrowing Base in four equal consecutive monthly installments, the first such installment to be paid along with notice of election of this payment option and the remaining three installment payments to be paid on the thirty day anniversary dates thereof, or (iii) execute and deliver to Lender instruments mortgaging such other collateral as is acceptable to Lender, pursuant to security documents acceptable to Lender having present values which, in the opinion of Lender, based upon Lender's evaluation of the engineering data provided it, taken in the aggregate are sufficient to increase the Borrowing Base to an amount at least equal to the Principal Debt then outstanding, or (iv) do any combination of the foregoing as is acceptable to Lender. If Borrower so elects to mortgage additional oil and gas properties, then clause (ii) above shall be accomplished within forty-five (45) days from Lender's date of notification. If Borrower fails to make an election among clauses (i) through (iii) above within thirty (30) days from Lender's notification, then (x) Borrower shall be deemed to have selected the payment option specified in clause (i) of the first sentence of this Section 3.5, and (y) Borrower shall make such payment in full within forty-five (45) days from Lender's original notification of the Borrowing Base deficiency. If Borrower makes an election to mortgage additional oil and gas properties but such oil and gas properties are not acceptable to Lender or do not have present values which in the aggregate are sufficient to eliminate the Borrowing Base deficiency, then (x) Borrower shall be deemed to have selected the payment option specified in clause (i) of the first sentence of this Section 3.5, and (y) Borrower shall make such payment within ten (10) days of receipt of notice from Lender that such properties are not acceptable or do not have sufficient present values to eliminate the Borrowing Base deficiency, as applicable.

          3.6     Borrowing Base Increase Fee. A fee shall be paid for each incremental increase in the new Borrowing Base over the previously existing Borrowing Base. The amount of each such fee shall be one quarter of one percent (0.25%) of the incremental increase. There shall be no obligation imposed upon Borrower to accept an increase of the Borrowing Base proposed by Lender. However, if Borrower accepts the increase in the Borrowing Base, the fee shall be due and payable immediately and without regard as to whether Borrower ever borrows the increased amount available under such new Borrowing Base. Determinations of when a fee is due shall be made by Lender and shall be conclusive and binding on the parties absent manifest error.

SECTION 4. COLLATERAL

          4.1     Mortgaged Properties. The payment and performance of the Note and all of the other Obligations hereunder and under the Loan Documents shall be secured by a first and superior lien against the entire Mineral Interest of Borrower in the Mortgaged Properties pursuant to the terms of one or more deeds of trust (each an "Oil and Gas Mortgage"), which shall be in form and substance satisfactory to Lender. Each Oil and Gas Mortgage to be filed in a county where a Compass Mortgage has been filed shall be a restatement of that particular Compass Mortgage, such Compass Mortgages having been assigned to Lender pursuant to the terms and provisions of the Note/Lien Assignment Agreement.

          4.2     Setoff. In addition to, and without limitation of, any rights of Lender under applicable law, if Borrower becomes insolvent, however evidenced, or if any Event of Default occurs, then any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other indebtedness at any time held or owing by Lender or any affiliate of Lender to or for the credit or account of Borrower may be offset and applied toward the payment of the Obligations, whether or not the Obligations, or any part thereof, shall then be due.

SECTION 5. CONDITIONS PRECEDENT TO CLOSING

          The closing of the transactions contemplated by this Agreement shall take place on or before May 31, 2003, as the parties shall agree (the "Closing Date"). In the event that Borrower fails to satisfy any of the conditions precedent to the closing specified below and Lender nevertheless elects to close as an accommodation to Borrower (there being no obligation or agreement that Lender will do so), such condition(s) shall not be deemed waived and Borrower shall have thirty (30) days from the Closing Date to comply with such condition(s) to the satisfaction of the Lender. Borrower's failure to satisfy such condition(s) precedent to the satisfaction of Lender within such thirty (30) day period shall constitute an Event of Default hereunder.

          5.1     Loan Origination Fee. Borrower shall have paid Lender $13,750 which is one third of the loan origination fee due from Borrower for extending the credit facility evidenced by the Note. The $27,500 balance of the loan origination fee shall be paid as provided in Section 2.6 hereof.

5.2 Effectiveness of Loan Documents. Each of the Loan Documents shall be in full force and effect.

          5.3     Affidavit of Payment of Trade Bills. Borrower shall have delivered to Lender an affidavit in the form of Exhibit C attached hereto (the "Affidavit of Payment of Trade Bills") containing the information as provided therein, which shall be satisfactory to Lender.

          5.4     Property Certificates. Borrower shall have delivered to Lender certificates (whether one or more, the "Property Certificates" for each producing oil and gas lease, well or unit, as appropriate, relating to the oil and gas properties described in an Oil and Gas Mortgage, which Property Certificates shall be in the form of Exhibit D attached hereto containing the information as provided therein, which shall be satisfactory to Lender.

          5.5     Title Assurances. Borrower shall have delivered to Lender title information and data acceptable to Lender reflecting title to the Mineral Interests of Borrower in the Mortgaged Properties which is acceptable to Lender, and Borrower shall have taken such curative actions with respect to title as Lender shall require. These title assurances shall include a title indemnity from Borrower (the "Title Indemnity Agreement"), which shall be satisfactory in form and substance to Lender.

          5.6     Mortgaged Property Reconciliation Schedule. Borrower shall have delivered to Lender a schedule (the "Reconciliation Schedule") in a format satisfactory to Lender confirming that, except as otherwise shown on the Reconciliation Schedule, (a) each well and unit described on Schedule I is also included in the engineering reports previously delivered to Lender, and (b) the respective net revenue interests and working interests for each well and unit described on Schedule I are also the net revenue interests and working interests for the same well or unit included in the engineering reports previously furnished to Lender, and (c) each well and unit included in the engineering reports previously furnished to Lender is described on Schedule I.

5.7 Environmental Report. Borrower shall have delivered to Lender such environmental reports with respect to the Mortgaged Properties as are acceptable to Lender.

5.8 Credit Opinion. There shall have been delivered a favorable opinion of counsel for each Loan Party covering such matters incident to the Loan as Lender may reasonably request.

          5.9     Documentation and Proceedings. Borrower shall have delivered a certificate (the "Officer's Certificate") having attached thereto resolutions of its board of directors authorizing its execution, delivery and performance of the Loan Documents to which it is a party.

          5.10    Notice of Final Agreement. Each Loan Party shall have executed a notice in compliance with the provisions of Section 26.02 of the Texas Business and Commerce Code (the "Notice of Final Agreement").

          5.11    Payoff of Compass Bank. Lender shall have received satisfactory evidence of (a) the amount necessary to pay off all indebtedness of Borrower to Compass Bank, and (b) the agreement of Compass Bank, upon such payoff, to execute and deliver to Lender the Note/Lien Assignment Agreement assigning the Compass Mortgages and the Compass Note to Lender and an endorsement of the Compass Note in a form acceptable to Lender.

          5.12    No Material Changes. Lender shall have received satisfactory evidence that (i) no material adverse change has occurred in the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of any Loan Party since December 31, 2002, or (ii) there is no suit, action, investigation or proceeding pending or threatened in any court or before any arbitrator or governmental authority that purports (1) to affect materially and adversely any Loan Party, or (2) to affect any transaction contemplated by the Loan Documents, or the ability of any Loan Party to perform its obligations thereunder.

          5.13    Representations and Warranties. All representations and warranties contained herein or in the documents referred to herein or otherwise made in writing in connection herewith or therewith shall be true and correct with the same force and effect as though such representations and warranties have been made on and as of this date.

          5.14    Expenses. Borrower shall have paid all reasonable expenses of Lender in connection with the preparation of the Loan Documents and the making of the Loan, including but not limited to, the fees and expenses of counsel for Lender.

SECTION 6. CONDITIONS PRECEDENT TO LOANS

          The obligation of Lender to make Loans to Borrower is subject, at the time of the funding of each such Loan (the "Funding Date"), to the satisfaction (in the opinion of Lender), unless waived in writing by Lender, of each of the following conditions:

6.1 Borrowing Request. Borrower shall have delivered to Lender, within the time frame specified in Section 2.1 hereof, a Borrowing Request appropriately completed in compliance herewith.

6.2 Availability of Commitment. The then Principal Debt plus the amount of the requested Loan shall be equal to or less than the Commitment.

6.3 Expenses. Borrower shall have paid all reasonable expenses of Lender in connection with the making of the Loan.

          6.4     Representations and Warranties. All representations and warranties contained herein and in the Loan Documents shall be true and correct in all material respects as though such representations and warranties have been made on and as of the Funding Date.

6.5 No Default. There shall exist no Event of Default or Potential Default hereunder.

          6.6     Change in Condition. No adverse change in condition (financial or otherwise) of any Loan Party or any other event shall have occurred which creates a possibility of materially adversely effecting (a) the condition (financial or otherwise) of any Loan Party, (b) the validity or enforceability of any of the Loan Documents, or (c) the ability of any Loan Party to meet and carry out its obligations under the Loan Documents or perform the transactions contemplated hereby or thereby.

SECTION 7. AFFIRMATIVE COVENANTS

          Until full payment and performance of all Obligations of Borrower under the Loan Documents, Borrower will, unless Lender consents otherwise in writing (and without limiting any requirement of any other Loan Document):

7.1 Financial Statements and Other Information. Deliver or cause to be delivered to the Lender:

                    A.    Annual Financial Statements. Within ninety (90) days of Borrower's fiscal year end, Borrower's annual financial statements to include a balance sheet, an income statement, a cash flow statement and such other statements and supporting schedules or documentation as Lender may require. These financial statements must be audited (within an opinion satisfactory to Lender) by an independent certified public accounting firm acceptable to Lender. The statements shall be prepared on a consolidated and consolidating basis.

                    B.    Quarterly Financial Statements. Within forty-five (45) days after the end of each fiscal quarter (including the last fiscal quarter in each fiscal year), Borrower's quarterly financial statements, certified and dated by an authorized financial officer of the Borrower. This statement shall be prepared on a consolidated basis.

                    C.    Compliance Certificate. Contemporaneously with the delivery of the annual and quarterly financial statements of Borrower, a compliance certificate in the form of Exhibit B attached hereto signed by an authorized financial officer of Borrower setting forth (i) the information and computations (in sufficient detail) to establish that Borrower is in compliance with all financial covenants at the end of the period covered by the financial statements then being furnished, and (ii) whether there existed as of the date of such financial statements and whether there exists as of the date of the certificate, any Event of Default under this Agreement and, if any such Event of Default exists, specifying the nature thereof and the action Borrower is taking or proposes to take with respect thereto.

                    D.    Reserve Report. On or before December 31 and June 30 of each year (i) a Reserve Report, and (ii) a schedule comparing the net revenue interests of each well or lease of the Mortgaged Properties as reflected in each Oil and Gas Mortgage after giving effect to all encumbrances listed thereon, to the net revenue interests for such properties reflected in the Reserve Report along with an explanation as to any material discrepancies between the two net revenue interest disclosures.

                    E.    Quarterly Production Reports. As soon as available and in any event not later than the forty-fifth (45th) day following the end of each quarter, internally prepared production reports showing for each of the Mortgaged Properties for the quarter covered thereby all production of oil, gas and other hydrocarbons therefrom during the subject quarter, all proceeds received during the subject quarter from the sale of production from such properties, all expenses incurred during the subject quarter attributed to such properties, a description of all material operations conducted on such properties since the last quarterly report and such other information as Lender may reasonably request.

                    F.    Additional Information. Additional information, reports and statements with respect to the business operations and financial condition of any Loan Party as Lender may reasonably request from time to time.

          7.2     Adverse Conditions or Events. Promptly advise Lender in writing of (i) any condition, event or act which comes to its attention that would or might materially adversely affect Borrower's financial condition or operations, the collateral from time to time securing the Loan, or Lender's rights under the Loan Documents, (ii) any litigation filed by or against any Loan Party in which the amount in controversy exceeds $100,000, (iii) the occurrence of any Event of Default, or of any Potential Default, or the failure of any Loan Party to observe any of its undertakings hereunder or under any of the other Loan Documents, (iv) any uninsured or partially uninsured loss through fire, theft, liability or property damage in excess of an aggregate of $100,000, (v) any actual, proposed or threatened testing or other investigation by any governmental authority or other Person concerning the environmental condition of or relating to, any of the Mortgaged Properties or the release of any Hazardous Materials by or from, affecting or related to any of the Mortgaged Properties (except such releases as are made in accordance with applicable environmental laws), (vi) any material change in any information set forth in the Property Certificate(s) previously delivered to Lender, including without limitation, the name and address of any new or additional first purchaser of hydrocarbons, and (vii) any circumstances that constitute grounds entitling the PBGC to institute proceedings to terminate a Plan subject to ERISA, and the receipt of any notice to Borrower or any Commonly Controlled Entity that the PBGC intends to terminate a Plan, and the receipt of notice concerning the imposition of withdrawal liability in excess of $10,000 with respect to Borrower or any Commonly Controlled Entity.

7.3 Engineering Expenses. Pay all engineering expenses incurred by Lender in connection with the administration of the credit facility evidenced by this Agreement.

          7.4     Taxes and Other Obligations. Pay all of Borrower's taxes, assessments and other obligations, including, but not limited to taxes and assessments and lawful claims which, if unpaid, might by law become a lien against the assets of Borrower, as the same become due and payable, except to the extent the same are being Contested in Good Faith.

          7.5     Insurance. Keep its properties of an insurable nature insured at all times against such risks and to the extent that like properties are customarily insured by other companies engaged in the same or similar businesses similarly situated, and maintain insurance of the types and in the coverage amounts and with reasonable deductibles as are usual and customary including the following:

(a) Worker's compensation insurance in full compliance with all applicable state and federal laws and regulations.

          (b)     Employer's liability insurance in the limits of $500,000 per accident covering injury or death to any employee who may be outside the scope of the worker's compensation statute of the state in which the work is performed.

          (c)     Commercial or comprehensive general liability insurance with combined single limits per occurrence (and general aggregate if applicable) of $1,000,000 for bodily injury and property damage, including property damage by blowout and cratering, completed operations and broad form contractual liability as respects any contract in which Borrower as operator may enter into under the terms of its joint operating agreement.

(d) Automobile liability insurance covering owned, non-owned and hired automotive equipment with limits of bodily injury and property damage of $1,000,000.

          (e)     Operator's extra expense insurance covering the costs of controlling a blowout, the expenses involved in re-drilling or restoring the well, certain other related costs and seepage and pollution liability (the limits of this insurance may vary according to the depth and location of the well, all as is usual and customary in the energy business) (in the case of non-operated properties, cause the operator to maintain the insurance specified in this paragraph (e)).

          Borrower shall promptly give Lender notice of any cancellation, alteration or amendment of an insurance policy received by it from an insurer or from the operator. If requested by Lender, such insurance policies shall (1) provide that Lender shall receive prompt notice of any claims filed thereunder; (2) include a standard mortgagee clause in favor of Lender with loss payable for all claims in excess of $10,000 to Lender; and (3) provide that no adverse alteration or cancellation thereof shall be effective as against Lender until thirty (30) days after written notice of such alteration or cancellation is given to Lender. Borrower shall deliver to Lender certificates of insurance coverage for each Mortgaged Property at closing and thereafter as and when requested by Lender

7.6 Compliance with Laws. Comply with all applicable laws (including environmental laws), rules, regulations and orders of any governmental authority

          7.7     Compliance with Material Agreements. Comply in all respects with all existing and future agreements, indentures, mortgages, or documents which are binding upon it or affect any of its properties or business.

          7.8     Maintenance of Records. Keep at all times books and records of account in accordance with GAAP in which full, true and correct entries will be made of all dealings or transactions in relation to the business and affairs of Borrower, and Borrower will provide adequate protection against loss or damage to such books of record and account.

          7.9     Inspection of Books and Records. Allow any representative of Lender to visit and inspect the Mortgaged Properties, to examine its books of record and account and to discuss its affairs, finances and accounts with any of its officers, directors, employees and agents, all at such reasonable times and as often as Lender may request.

7.10 Existence and Qualification. Preserve and maintain its existence and good standing in Texas and in each other jurisdiction in which qualification is required.

          7.11    Further Assurances. Make, execute or endorse, acknowledge and deliver or file or cause the same to be done, all such vouchers, invoices, notices, certifications and additional agreements, undertakings, conveyances, deeds of trust, mortgages, assignments, financing statements or other assurances, and take any and all such other actions as Lender may from time to time deem necessary or appropriate in connection with this Agreement or any of the other Loan Documents (a) to cure any defects in the creation of the Loan Documents, or (ii) to evidence further or more fully describe the collateral intended as security, or (iii) to correct any omissions in the Loan Documents, or (iv) to state more fully the security for the Obligations, or (v) to perfect, protect or preserve any liens pursuant to any of the Loan Documents, or (vi) for better assuring and confirming unto Lender all or any part of the security for such Obligations.

SECTION 8. NEGATIVE COVENANTS

          Until full payment and performance of all Obligations of Borrower under the Loan Documents, Borrower will not, without the prior written consent of Lender (and without limiting any requirement of any other Loan Documents):

8.1 Negative Pledge. Grant, suffer or permit, any contractual or noncontractual lien on or security interest in its assets, except for Permitted Liens.

          8.2     Sale of Assets. Directly or indirectly sell, lease or otherwise dispose of, (by farmout or otherwise) any of its assets other than (a) sales of hydrocarbons in the ordinary course of business, and (b) any compulsory pooling or unitization ordered by a governmental body with jurisdiction over the Mineral Interests, and (c) other assets sold in the ordinary course of Borrower's business provided that such sales do not exceed $250,000 in the aggregate in any six (6) month period commencing on a Determination Date.

8.3 Sale or Discount of Receivables. Sell with recourse or discount, or sell for less than the greater of face or market value thereof, any of its accounts receivable.

8.4 Merger, Etc. Enter into any merger or consolidation or liquidation or dissolution.

          8.5     Extensions of Credit. Make any loan or advance to any individual, partnership, corporation or other entity without consent of Lender, except (a) loans and intercompany adjustments between Borrower and its subsidiaries occurring in the ordinary course of business, and (b) advances made to employees of Borrower for the payment by them of items for which an expense report or voucher will be filed and which items will constitute ordinary and necessary business expenses of Borrower.

          8.6     Borrowings. Create, incur, assume or become liable in any manner for any indebtedness (for borrowed money, deferred payment for the purchase of assets, lease payments, as surety or guarantor for the debt for another, or otherwise) other than to Lender, except for (a) normal trade debts incurred in the ordinary course of Borrower's business; (b) existing indebtedness disclosed to Lender in writing and acknowledged by Lender prior to the date of this Agreement; (c) leases of personal property which are not "capital leases" under GAAP and for which the lessor's remedy for a breach by the lessee thereunder is limited to recovery of the item leased; and (d) indebtedness created under Acceptable Hedging Agreements.

          8.7     Dividends and Distributions. Declare or pay any dividends; or purchase, redeem, retire or otherwise acquire full value any of its shares or now or hereafter outstanding; or make any distribution of assets to its shareholders as such, whether in cash, assets, or in obligations of Borrower; or allocate or otherwise set apart any sum for the payment of any dividend or distribution on, or for the purchase, redemption, or retirement of any shares or make any other distribution by reduction of capital or otherwise in respect of any of its shares; provided that so long as no Event of Default has occurred and is continuing, Borrower may pay cash dividends on preferred stock.

          8.8     Preferred Equity Securities. Issue any preferred stock, or become liable in respect of any obligation to make any payment in respect of shares of capital stock of Borrower, except for presently issued (correct name of currently issued preferred shares).

8.9 Hedging Transactions. Enter into any Hedging Agreement, other than an Acceptable Hedging Agreement.

8.10 Principal Debt not to Exceed Commitment. Permit at any time the Principal Debt to exceed the Commitment.

          8.11    Investments. Invest in (by capital contribution or otherwise), or acquire or purchase or make any commitment to purchase the obligations or stock of, any entity, except (i) temporary investments in securities of the United States having maturities not in excess of one (1) year, (ii) certificates of deposit issued by Lender, (iii) readily marketable commercial paper rated "A-1" by Standard & Poor's Corporation (or similar rating by any similar organization which rates commercial paper), (iv) readily marketable direct obligations of any state of the United States of America or any political subdivision of any such state given on the date of such investment a credit rating of at least AA by Standard & Poor's Corporation due within one year from the acquisition thereof, (v) repurchase agreements with respect to the investments referred to in the preceding clauses with any bank or trust company organized under the laws of the United States of America or any state thereof and having combined capital, surplus and undivided profits of not less than $500,000,000 (as of the date of its most recent financial statements) and having deposits that have received one of the two highest ratings obtainable from Standard & Poor's Corporation, (vi) eurodollar time accounts or eurodollar certificates of deposit each with banker's acceptances of any bank or trust company organized under the laws of the United States of America or any state thereof having combined capital, surplus and undivided profits of not less than $500,000,000 (as of the date of its most recent financial statements) and having deposits that have received one of the two highest ratings obtainable from Standard & Poor's Corporation, and (vii) such other investments as may be approved by Lender.

8.12 Change of Operator. Permit any operator presently operating any of the Mortgaged Properties to cease being the operator of such Mortgaged Properties for any reason.

          8.13    Change of Control of Borrower. Permit the change of control of Borrower. "Change of control" as used in the preceding sentence means (a) the acquisition of more than fifty percent (50%) of the outstanding voting stock of Borrower by any Person or group of Persons acting in concert, or (b) the acquisition of more than ten percent (10%) of the outstanding voting stock of Borrower by any Person or group of Persons acting in concert if at any time following such acquisition of ten percent (10%) or more of Borrower's outstanding voting stock more than fifty percent (50%) of the Persons serving on the board of directors of Borrower are Persons proposed directly or indirectly by the Persons or group of Persons acting in concert who have acquired such ten percent (10%) or more of Borrower's outstanding voting stock.

8.14 Change in Management. Permit Michael E. Montgomery to cease being the President and Chief Executive Officer of Borrower.

8.15 Change in Nature of Business. Conduct any business other than, or make any material change in the nature of, its business as carried on as of the date hereof.

          8.16    Arm's Length Transactions. Enter into a transaction with any affiliate, except a transaction upon terms that are not less favorable to it than would be obtained in a transaction negotiated at arm's length with an unrelated third party.

8.17 Subsidiaries. Form or acquire any subsidiaries.

SECTION 9. FINANCIAL COVENANTS

9.1 Current Ratio. Borrower will not permit at any fiscal quarter end the ratio of its Current Assets to Current Liabilities to be less than 1.0 to 1.0.

9.2 Tangible Net Worth. Borrower will not permit as of any fiscal quarter end beginning with the fiscal quarter ending June 30, 2003, its Tangible Net Worth to be less than the sum of the following:

(a) $1,875,000; plus

(b) 50% of Borrower's Net Income for which Net Income is a positive number measured cumulatively for each fiscal quarter beginning with the fiscal quarter ending March 31, 2003; plus

(c) 75% of the net proceeds of any offering of any equity securities consummated after the date hereof; plus

(d) 100% of any capital contributions made to Borrower after the date hereof.

          9.3     Interest Coverage Ratio. Borrower will not permit at any fiscal quarter end beginning with the fiscal quarter ending June 30, 2003, its ratio of EBITDA to Interest Expense to be less than 2.5 to 1.0.

9.4 Financial Covenant Definitions. The financial covenant definitions used in Sections 9.1, 9.2 and 9.3 above are as follows:

           "Capitalized Lease Obligation" means for any person indebtedness represented by an obligation under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such indebtedness shall be the capitalized amount of such obligation determined in accordance with such principles.

           "Current Assets" mean the total of Borrower's consolidated current assets determined in accordance with GAAP, including the undrawn amount available to be borrowed under this Agreement, and excluding intercompany receivables due from affiliates.

           "Current Liabilities" mean the total of Borrower's consolidated current obligations as determined in accordance with GAAP, excluding therefrom (i) current maturities due on the Obligations, and (ii) intercompany payables due to affiliates.

           "EBITDA" means, as of the last day of any fiscal quarter for such fiscal quarter only, Net Income for such period, plus without duplication and to the extent deducted from revenues in determining Net Income, the sum of (a) the aggregate amount of consolidated Interest Expense for such period, (b) the aggregate amount of income tax expense for such period, (c) all amounts attributable to depletion, depreciation and amortization for such period, and (d) all other non-cash charges, all determined on a consolidated basis with respect to Borrower and its subsidiaries in accordance with GAAP.

           "Interest Expense" means, as of the last day of any fiscal quarter for such fiscal quarter only, the interest expense, both expensed and capitalized (including the interest component in respect of Capitalized Lease Obligations), accrued or paid by Borrower and its subsidiaries during such period, determined on a consolidated basis in accordance with GAAP.

          "Net Income" means, as of the last day of any fiscal quarter for such fiscal quarter only, net income or loss (after income taxes) of Borrower and its subsidiaries for such period determined on a consolidated basis in accordance with GAAP, provided, there shall be excluded (a) extraordinary gains, (b) gains due to sales or write-up of assets, (c) earnings of any entity newly acquired, if earned prior to acquisition, and (d) gains due to acquisitions of any securities of any entity.

           "Tangible Net Worth" means the sum of the excess of total assets over total liabilities, total assets and total liabilities each being determined on a consolidated basis in accordance with GAAP consistent with those applied in the preparation of the financial statements previously furnished to Lender, excluding however, from the determination of total assets all assets which would be classified as intangible assets under tax basis principles, including without limitation, good will, patents, trademarks, trade names, copyrights, and franchises, and excluding from the determination of Tangible Net Worth non-cash charges relating to ceiling test write-downs and to FAS 133 after December 31, 2002.

SECTION 10. REPRESENTATIONS AND WARRANTIES

Borrower hereby represents and warrants to Lender as follows:

          10.1     No Liens. Borrower has good and defensible title to all of the Mineral Interests in and to the oil and gas leases which constitute the Mortgaged Properties, and none of such Mineral Interests are subject to any security interest, mortgage, deed of trust, pledge, lien, title retention document or encumbrance of any character, except for Permitted Liens.

          10.2     Gas Imbalances. There are no gas imbalances, take or pay or other prepayments with respect to any of the leases described in the Oil and Gas Mortgages which would require the delivery of hydrocarbons produced from such leases at some time in the future without then or thereafter receiving full payment therefor.

          10.3     Concerning the Mortgaged Properties. The Mortgaged Properties are described in and covered by the engineering reports which have previously been delivered to and relied upon by Lender in connection with this Agreement, and Borrower owns record title to at least the decimal percentage Mineral Interests in such properties as are specified in such engineering reports.

          10.4     Financial Statements. The financial statements of each Loan Party heretofore delivered to Lender have been prepared in accordance with GAAP and fairly present such Loan Party's financial condition as of the date or dates thereof, and there have been no material adverse changes in such Loan Party's financial condition or operation since the date or dates thereof.

          10.5     Good Standing. Borrower is a corporation, duly organized, validly existing and in good standing under the laws of Delaware and has the power and authority to own its property and to carry on its business in Texas and in each other jurisdiction in which Borrower does business.

          10.6     Authority and Compliance. Each Loan Party has full power and authority to execute, deliver and perform the Loan Documents to which it is a party and to incur and perform the obligations provided for therein. No consent or approval of any public authority or other third party is required as a condition to the validity or performance of any Loan Document, and each Loan Party is in compliance with all laws and regulatory requirements to which it is subject.

          10.7     Binding Agreements. This Agreement and the other Loan Documents executed by each Loan Party constitute valid and legally binding obligations of such Loan Party, enforceable in accordance with their terms.

          10.8     Litigation. There is no proceeding involving any Loan Party pending or, to the knowledge of Borrower, threatened before any court or governmental authority, agency or arbitration authority, except as disclosed to Lender in writing and acknowledged by Lender prior to the date of this Agreement.

          10.9     No Conflicting Agreements. There is no charter, bylaw, stock provision, partnership agreement or other document pertaining to the power or authority of any Loan Party and no provision of any existing agreement, mortgage, indenture or contract binding on any Loan Party or affecting any property of any Loan Party, which would conflict with or in any way prevent the execution, delivery or carrying out of the terms of this Agreement and the other Loan Documents.

          10.10    Taxes. All taxes and assessments due and payable by each Loan Party has been paid or are being Contested in Good Faith, and each Loan Party has filed all tax returns which it is required to file.

          10.11    Net Revenue Interest and Working Interest. Borrower is entitled to receive a decimal share of all oil, gas or other hydrocarbons produced from, or allocated to, each well or unit or lease of each Mortgaged Property equal to not less than the decimal share set forth in the column headed "NRI" on Schedule I. Such ownership interest shall cause Borrower to be obligated to bear a decimal share of the cost of the operation of such well, lease or unit to not more than the decimal share set forth in the column headed "WI" on Schedule I.

          10.12    Accuracy of Information. To the best of Borrower's knowledge, all factual information furnished to Lender in connection with this Agreement and the other Loan Documents is and will be accurate and complete on the date as of which such information is delivered to Lender and is not and will not be incomplete by the omission of any material fact necessary to make such information not misleading.

          10.13    ERISA. Each Loan Party is in compliance in all material respects with all applicable provisions of ERISA. Neither a Reportable Event nor a Prohibited Transaction has occurred and is continuing with respect to any Plan; no notice of intent to terminate a Plan has been filed, nor has any Plan been terminated; no Loan Party nor any Commonly Controlled Entity has completely or partially withdrawn from a Multiemployer Plan; and each Loan Party and each Commonly Controlled Entity have met their minimum funding requirements under ERISA with respect to all of their Plans.

          10.14    Environmental. The conduct of Borrower's business operations and the condition of Borrower's properties operated or managed by Borrower does not and will not, and to the knowledge of Borrower the condition of Borrower's properties which are operated or managed by others does not and will not, violate any federal laws, rules or ordinances for environmental protection, or regulations of the Environmental Protection Agency, or any applicable local or state law, rule, regulation or rule of common law, or any judicial interpretation thereof relating primarily to the environment or Hazardous Materials.

          10.15    Compliance With Laws. Borrower is in compliance in all material respects with all applicable laws to which Borrower, or any of its assets or properties, are subject, provided that this warranty is made to Borrower's knowledge with respect to its assets or properties which are operated or managed by others.

          10.16    Not a Utility. Borrower is not engaged in the State of Texas in the (i) generation, transmission, or distribution and sale of electric power, (ii) transportation, distribution and sale through a local distribution system of natural or other gas for domestic, commercial, industrial, or other use, (iii) provision of telephone or telegraph service to others, (iv) production, transmission, or distribution and sale of steam or water, (v) operation of a railroad, or (vi) provision of sewer service to others.

          10.17    Public Utility Holding Company Act. Borrower is not a "holding company," or "subsidiary company" of a "holding company," or an affiliate of a "holding company" or of a "subsidiary company" of a "holding company," or a "public utility" within the meaning of the Public Utility Holding Act of 1935, as amended.

10.18 Subsidiaries. Borrower has no subsidiaries.

          10.19    Continuation of Representations and Warranties. All representations and warranties made under this Agreement shall be deemed to be made at and as of the date hereof and at and as of the date of any future Loan and in all instances shall be true and correct.

SECTION 11. DEFAULTS

Any of the following shall constitute events of default (each an "Event of Default"):

          11.1    Nonpayment. (a) Borrower shall default in the due and punctual payment of any principal or interest of the Note when due and payable, whether at maturity or otherwise, or (b) any Loan Party shall default in the due and punctual payment of any of the other Obligations when due and payable, whether at maturity or otherwise.

          11.2    Representations and Warranties. Any representation, warranty or statement made by any Loan Party herein or otherwise in writing in connection herewith or in connection with any of the other Loan Documents and the agreements referred to herein or therein or in any financial statement, certificate or statement signed by any officer or employee of any Loan Party and furnished pursuant to any provision of the Loan Documents shall be breached, or shall be materially false, incorrect or incomplete when made.

          11.3    Default in Covenants Under Agreement. (a) Borrower shall default in the due performance or observance by it of any term, covenant or agreement set forth in Section 7.2 or in Sections 8.1 through 8.17 hereof, or in Sections 9.1 through 9.3 hereof, or, (b) Borrower shall default in the due performance or observance of any term, covenant or agreement contained in this Agreement other than those specified in clause (a) immediately preceding (and other than those described in Sections 11.1 and 11.2 hereof), and such default continues unremedied for a period of thirty (30) days after notice thereof from Lender or Lender is notified of such default or should have been so notified pursuant to the provisions of Section 7.2 hereof, whichever is earlier.

          11.4    Default in Other Loan Documents. Any Loan Party shall default in the due performance of or observance by it of any term, covenant or agreement on its part to be performed pursuant to the terms of any of the other Loan Documents and the default shall continue unremedied beyond any grace or cure period therein provided.

          11.5    Default in Other Debt. An event of default shall occur under the provisions of any instrument (other than the Loan Documents) evidencing indebtedness of Borrower for the payment of borrowed money or of any agreement relating thereto, the effect of which is to permit the holder or holders of such instrument to cause the indebtedness evidence by such instrument to become due and payable prior to its stated maturity (whether or not the holder actually exercises such option).

          11.6    Validity of Loan Documents. Any of the Loan Documents shall cease to be a legal, valid and binding agreement enforceable against any party executing the same in accordance with the respective terms thereof, or shall in any way be terminated, or become or be declared ineffective or inoperative, or shall in any way whatsoever cease to give or provide the respective rights, remedies, powers and privileges intended to be created thereby.

          11.7    Bankruptcy. Any Loan Party shall suspend or discontinue its business operations, or shall generally fail to pay its debts as they mature, or shall file a petition commencing a voluntary case concerning any Loan Party under any chapter of the United States Bankruptcy Code; or any involuntary case shall be commenced against any Loan Party under the United States Bankruptcy Code; or any Loan Party shall become insolvent (howsoever such insolvency may be evidenced).

          11.8    Judgments and Decrees. Any Loan Party shall suffer a final judgment for the payment of money and shall not discharge the same within a period of thirty (30) days unless, pending further proceedings, execution has not been commenced, or, if commenced, has been effectively stayed. Any order, judgment or decree shall be entered in any proceeding against any Loan Party decreeing the dissolution or split up of such entity and such order shall remain undischarged or unstayed for a period in excess of thirty (30) days.

          11.9    Hedging Agreement. The occurrence or existence of any default, event of default or other similar condition or event (however described) with respect to any Hedging Agreement between Borrower and Lender.

11.10 ERISA. Any of the following events shall occur or exist with respect to Borrower and any Commonly Controlled Entity under ERISA and the regulations promulgated thereunder:

(a) any Reportable Event shall occur;

(b) complete or partial withdrawal from any Multiemployer Plan shall take place;

(c) any Prohibited Transaction shall occur;

(d) a notice of intent to terminate a Plan shall be filed, or a Plan shall be terminated; or

(e) circumstances shall exist which constitute grounds entitling the PBGC to institute proceedings to terminate a Plan, or the PBGC shall institute such proceedings;

and in each case above, such event or condition, together with all other events or conditions, if any, could subject Borrower to any tax, penalty or other liability which in the aggregate may exceed $10,000.

SECTION 12. REMEDIES

          Upon the occurrence of an Event of Default described in Section 11.7 hereof, the entire principal of and accrued interest on the Note shall forthwith be due and payable without demand, presentment for payment, notice of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notices and further actions of any kind, all of which are hereby expressly waived by Borrower. In the event that any other Event of Default occur and be continuing, Lender may, without demand or notice of its election terminate its obligation to make further Loans hereunder and/or declare the entire unpaid balance of the Note and all other indebtedness of Borrower to Lender, or any part thereof, immediately due and payable, whereupon the principal of and accrued interest on such Note and other indebtedness shall be forthwith due and payable without demand, presentment for payment, notice of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notices and further actions of any kind, all of which are hereby expressly waived by Borrower. Upon the occurrence and during the continuance of any Event of Default, Lender may (a) exercise any and all rights under or pursuant to any of the Loan Documents, (b) exercise any and all rights afforded to Lender by the laws of the State of Texas or any other applicable jurisdiction or in equity or otherwise, as Lender may deem appropriate, and (c) terminate the Commitment.

SECTION 13. COSTS, EXPENSES AND ATTORNEYS' FEES

          Borrower shall pay to Lender immediately upon demand the full amount of all costs and expenses, including reasonable attorneys' fees, incurred by Lender in connection with (a) the syndication, negotiation, preparation and delivery of this Agreement and each of the Loan Documents, and all other costs and attorneys' fees incurred by Lender for which Borrower is obligated to pay in accordance with the terms of the Loan Documents, and (b) any modifications of or consents or waivers under or amendments to or interpretations of this Agreement, the Note, or the other Loan Documents. Borrower further agrees to pay on demand all costs and expenses of Lender, if any (including without limitation reasonable attorneys' fees and expenses and the cost of internal counsel), in connection with the enforcement (whether through negotiations, arbitration proceedings, legal proceedings or otherwise) of the Loan Documents. Borrower further agrees to indemnify Lender and its employees and agents, from and hold them harmless against any and all losses, liabilities, claims, damages or expenses which any of them suffers or incurs as a result of Lender's entering into this Agreement and the Loan Documents, or the consummation of the transactions contemplated by this Agreement and the Loan Documents, or the use or contemplated use of the proceeds of the Loan, or due to a release or alleged release of Hazardous Materials, including, without limitation, the fees and disbursements of counsel incurred in connection with any litigation, arbitration or other proceeding arising out of or by reason of any of the aforesaid. IT IS THE INTENTION OF THE PARTIES THAT THE FOREGOING INDEMNITIES SHALL APPLY TO LOSSES, LIABILITIES, CLAIMS, DAMAGES OR EXPENSES WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF THE NEGLIGENCE OF AN INDEMNIFIED PARTY. No such indemnified party, however, shall be entitled to be indemnified for its or his own gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section applies, such indemnities shall be effective whether or not such investigation, litigation or proceeding is brought by Borrower, its shareholders, directors, officers, employees or creditors, or by an indemnified party and whether or not the transactions hereby are consummated. Borrower shall defend any claim for which an indemnified party is entitled to seek indemnity pursuant to the preceding sentence, and the indemnified party shall cooperate with the defense. The indemnified party may have separate counsel, and Borrower will pay the expenses and reasonable fees of such separate counsel if either counsel for Borrower or counsel for the indemnified party shall advise the indemnified party that the interests of both Borrower and the indemnified party with respect to such claim are or with reasonable certainty will become adverse. The agreements and obligations of Borrower contained in this Section shall survive payment in full of the Obligations.

SECTION 14. MISCELLANEOUS

Borrower and Lender further covenant and agree as follows, without limiting any requirement of any other Loan Document:

          14.1    Notices. All notices, requests or demands which any party is required or may desire to give to any other party under any provision of this Agreement must be in writing (including telegraphic, telex and facsimile transmission) delivered to the other party at the addresses set forth on the first page of this Agreement or to such other address as any party may designate by written notice to the other party. Each such notice, request and demand shall be deemed given or made (whether actually received or not) (a) if sent by mail, upon the earlier of the date of receipt or five (5) days after deposit in the U.S. Mail, first class postage prepaid, and (b) if sent by any other means, upon delivery. Unless otherwise changed by notice given pursuant to this Section, the facsimile transmission number for Borrower shall be (214) 373-6710, and the facsimile transmission number for Lender shall be (214) 661-1242.

          14.2    Cumulative Rights and No Waiver. Each and every right granted to Lender under any Loan Document, or allowed it by law or equity shall be cumulative of each other and may be exercised in addition to any and all other rights of Lender, and no delay in exercising any right shall operate as a waiver thereof, nor shall any single or partial exercise by Lender of any right preclude any other or future exercise thereof or the exercise of any other right. Borrower expressly waives any presentment, demand, protest or other notice of any kind, including but not limited to notice of intent to accelerate and notice of acceleration. No notice to or demand on Borrower in any case shall, of itself, entitle Borrower to any other or future notice or demand in similar or other circumstances.

          14.3    Choice of Law and Venue. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS (BUT NOT THE RULES GOVERNING CONFLICTS OF LAWS) OF THE STATE OF TEXAS AND SHALL BE PERFORMABLE IN DALLAS COUNTY, TEXAS.

          14.4    Amendment. No modification, consent, amendment or waiver of any provision of this Agreement, nor consent to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by an officer of Lender, and then shall be effective only in the specified instance and for the purpose for which given. This Agreement is binding upon Borrower, its successors and assigns, and inures to the benefit of Lender, its successors and assigns; however, no assignment or other transfer of Borrower's rights or obligations hereunder shall be made or be effective without Lender's prior written consent, nor shall it relieve Borrower of any obligations hereunder. There is no third party beneficiary of this Agreement.

14.5 Documents. All documents, certificates and other items required under this Agreement to be executed and/or delivered to Lender shall be in form and content satisfactory to Lender and its counsel.

          14.6    Partial Invalidity. The unenforceability or invalidity of any provision of this Agreement shall not affect the enforceability or validity of any other provision herein and the invalidity or unenforceability of any provision of any Loan Document to any Person or circumstance shall not affect the enforceability or validity of such provision as it may apply to other Persons or circumstances.

          14.7    Survivability. All covenants, agreements, representations and warranties made herein or in the other Loan Documents shall survive the making of the initial Loan and shall continue in full force and effect so long as the Obligations are outstanding or the Commitment has not expired.

          14.8    Environmental. Borrower will comply, and cause each operator to comply, in all material respects with all environmental, health and safety laws and regulations applicable to it. Borrower shall immediately notify Lender of any remedial action taken by Borrower under environmental laws with respect to Borrower's business operations. Borrower will not use or permit any other party to use any Hazardous Materials at any of Borrower's places of business or at any other property owned by Borrower except such materials as are incidental to Borrower's normal course of business, maintenance and repairs and which are handled in compliance with all applicable environmental laws. Borrower agrees to permit Lender, its agents, contractors and employees to enter and inspect any of Borrower's places of business or any other property of Borrower at any reasonable times upon three (3) days prior notice for the purposes of conducting an environmental investigation and audit (including taking physical samples) to insure that Borrower is complying with this covenant and Borrower shall reimburse Lender on demand for the costs of any such environmental investigation and audit. Borrower shall provide Lender, its agents, contractors, employees and representatives with access to and copies of any and all data and documents relating to or dealing with any Hazardous Materials used, generated, manufactured, stored or disposed of by Borrower's business operations within five (5) days of the request therefor.

          14.9    Agreement Controlling. In the event of a conflict between the terms and provisions of this Agreement and the terms and provisions of any of the other Loan Documents, the terms and provisions of this Agreement shall control. This Agreement replaces and supersedes in its entirety that certain Commitment Letter between the parties dated as of May 12, 2003.

          14.10   Waiver of Jury Trial. BORROWER HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 15. ARBITRATION

          15.1    Arbitration. The parties hereto agree, upon demand by any party, to submit to binding arbitration all claims, disputes and controversies between or among them (and their respective employees, officers, directors, attorneys, and other agents), whether in tort, contract or otherwise arising out of or relating to in any way (i) the loan and related Loan Documents which are the subject of this Agreement and its negotiation, execution, collateralization, administration, repayment, modification, extension, substitution, formation, inducement, enforcement, default or termination; or (ii) requests for additional credit.

          15.2    Governing Rules. Any arbitration proceeding will (i) proceed in a location in Texas selected by the American Arbitration Association ("AAA"); (ii) be governed by the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in any of the documents between the parties; and (iii) be conducted by the AAA, or such other administrator as the parties shall mutually agree upon, in accordance with the AAA's commercial dispute resolution procedures, unless the claim or counterclaim is at least $1,000,000 exclusive of claimed interest, arbitration fees and costs in which case the arbitration shall be conducted in accordance with the AAA's optional procedures for large, complex commercial disputes (the commercial dispute resolution procedures or the optional procedures for large, complex commercial disputes to be referred to, as applicable, as the "Rules"). If there is any inconsistency between the terms hereof and the Rules, the terms and procedures set forth herein shall control. Any party who fails or refuses to submit to arbitration following a demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any dispute. Nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. Section 91 or any similar applicable state law.

          15.3    No Waiver of Provisional Remedies, Self-Help and Foreclosure. The arbitration requirement does not limit the right of any party to (i) foreclose against real or personal property collateral; (ii) exercise self-help remedies relating to collateral or proceeds of collateral such as setoff or repossession; or (iii) obtain provisional or ancillary remedies such as replevin, injunctive relief, attachment or the appointment of a receiver, before during or after the pendency of any arbitration proceeding. This exclusion does not constitute a waiver of the right or obligation of any party to submit any dispute to arbitration or reference hereunder, including those arising from the exercise of the actions detailed in sections (i), (ii) and (iii) of this paragraph.

          15.4    Arbitrator Qualifications and Powers. Any arbitration proceeding in which the amount in controversy is $5,000,000 or less will be decided by a single arbitrator selected according to the Rules, and who shall not render an award of greater than $5,000,000. Any dispute in which the amount in controversy exceeds $5,000,000 shall be decided by majority vote of a panel of three arbitrators; provided however, that all three arbitrators must actively participate in all hearings and deliberations. The arbitrator will be a neutral attorney licensed in the State of Texas with a minimum of ten years experience in the substantive law applicable to the subject matter of the dispute to be arbitrated. The arbitrator will determine whether or not an issue is arbitratable and will give effect to the statutes of limitation in determining any claim. In any arbitration proceeding the arbitrator will decide (by documents only or with a hearing at the arbitrator's discretion) any pre-hearing motions which are similar to motions to dismiss for failure to state a claim or motions for summary adjudication. The arbitrator shall resolve all disputes in accordance with the substantive law of Texas and may grant any remedy or relief that a court of such state could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award. The arbitrator shall also have the power to award recovery of all costs and fees, to impose sanctions and to take such other action as the arbitrator deems necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the Texas Rules of Civil Procedure or other applicable law. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

          15.5    Discovery. In any arbitration proceeding discovery will be permitted in accordance with the Rules. All discovery shall be expressly limited to matters directly relevant to the dispute being arbitrated and must be completed no later than 20 days before the hearing date and within 180 days of the filing of the dispute with the AAA. Any requests for an extension of the discovery periods, or any discovery disputes, will be subject to final determination by the arbitrator upon a showing that the request for discovery is essential for the party's presentation and that no alternative means for obtaining information is available.

          15.6    Class Proceedings and Consolidations. The resolution of any dispute arising pursuant to the terms of this Agreement shall be determined by a separate arbitration proceeding and such dispute shall not be consolidated with other disputes or included in any class proceeding.

15.7 Payment Of Arbitration Costs And Fees. The arbitrator shall award all costs and expenses of the arbitration proceeding.

          15.8    Miscellaneous. To the maximum extent practicable, the AAA, the arbitrators and the parties shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the dispute with the AAA. No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business or by applicable law or regulation. If more than one agreement for arbitration by or between the parties potentially applies to a dispute, the arbitration provision most directly related to the Loan Documents or the subject matter of the dispute shall control. This arbitration provision shall survive termination, amendment or expiration of any of the Loan Documents or any relationship between the parties.

SECTION 16. NOTICE OF FINAL AGREEMENT

          THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

TREK RESOURCES, INC.

By: /s/ Michael E. Montgomery
Michael E. Montgomery
President

WELLS FARGO BANK TEXAS, NATIONAL ASSOCIATION

By: /s/ Reed V. Thompson
Reed V. Thompson
Vice President

LIST OF EXHIBITS

Sched. I	Mortgaged Properties	1.1
A.	Borrowing Request	2.1
B	Compliance Certificate	7.1C
C	Affidavit of Payment of Trade Bills	5.3
D	Property Certificate	5.4